SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 12, 2008

Force Energy Corp.
(Exact name of registrant as specified in its charter)

NV	333-134715	98-0462664
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601-8623 Granville Street , Vancouver, BC	V6P 5A2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  778-235-6658

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.01	Changes in Control of Registrant.

On the 12th day of March, 2008, James D. Bunney entered into a Stock Purchase Agreement (the “Agreement”), and sold 9,600,000 of his personal shares to Mr. Rahim Rayani in a private transaction. As a result of the Agreement, Rahim Rayani has acquired substantial control of the registrant.  Rahim Rayani is now the beneficial holder of 21.48% of the registrant’s issued and outstanding common stock as of March 21, 2008.

There are no arrangements, known to the registrant, the operation of which may at a subsequent date result in a change in control of the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Energy Corp.

/s/Rahim Rayani
Rahim Rayani
President and CEO

Date: March 13, 2008